Exhibit 23.4

CONSENT

To:          Ivanhoe Electric Inc. (the “Company”)

Re:          Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Registration Statement on Form S-8 (File No. 333-269490) and Registration Statement on Form S-8 (File No. 333-266227) of the Company.

SRK Consulting (U.S.), Inc. is the authoring firm of the report titled “SEC Technical Report Summary, Exploration Results Report, Tintic Project, Utah, U.S.A.” dated November 1, 2021 regarding the mining property known as the Tintic Project (the “Project”), which was prepared in accordance the Securities and Exchange Commission (“SEC”) S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) for Ivanhoe Electric Inc. (the “Expert Report”).

SRK Consulting (U.S.), Inc. understands that the Company wishes to make reference to its name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). SRK Consulting (U.S.), Inc. further understands that the Company wishes to use extracts and/or information from, the Expert Report related to the Project in the Form 10-K and to file the Expert Report as an exhibit to the Form 10-K. SRK Consulting (U.S.), Inc. further understands that the above items as included in the Form 10-K will be incorporated by reference in its Registration Statement on Form S-8 (File No. 333-269490) and its Registration Statement on Form S-8 (File No. 333-266227) (together, the “Registration Statements”). SRK Consulting (U.S.), Inc. has been provided with a copy of the Form 10-K, and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and Registration Statements, SRK Consulting (U.S.), Inc. does hereby consent to:

•	the use of, and references to, its name in the Form 10-K;

•	the use of, and references to, the Expert Report in the Form 10-K; and

•	the filing of the Expert Report as an exhibit to the Form 10-K and the use of, in the Form 10-K, extracts and information from the Expert Report, or portions thereof.

     SRK Consulting (U.S.), Inc. also consents to the incorporation by reference in the Registration Statements of the above items as included in the Form 10-K.

Date: March 14, 2023	By:	/s/ Justin L. Smith
	Name:	Justin L. Smith
	Title:	Authorized Representative, SKR Consulting (U.S.), Inc.